                                                                      EXHIBIT 99



[LOGO]                                               The Brink's Company
                                                     1801 Bayberry Court
                                                     P.O. Box 18100
PRESS RELEASE                                        Richmond, VA 23226-8100 USA
                                                     Tel. 804.289.9600
                                                     Fax 804.289.9758

Contact:                                             FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709



                               The Brink's Company
                          Reports Third Quarter Results

                       BAX Global Posts Improved Results;
    Brink's, Incorporated's Margins Solid but Trail Strong Prior-Year Period; Brink's Home Security's Earnings Increase Tempered by Growth-Related Costs

     RICHMOND, Va., (November 2, 2005) - The Brink's Company (NYSE: BCO) today reported after-tax income from continuing operations for the third quarter of 2005 of $38.5 million, or $0.67 per diluted share, compared to $37.7 million, or $0.68 per diluted share, in the prior-year period.

     Revenue in the third quarter of 2005 was up 16% over last year's third quarter to $1.4 billion, reflecting substantial increases from each of the Company's business units. In addition to the favorable impact of underlying business growth in each unit, revenues at Brink's, Incorporated also benefited from acquisitions made earlier this year.

     The Company reported operating profit of $66.2 million for the quarter ended September 30, 2005, up 13% from the $58.7 million for the year-earlier period. Solid improvement by BAX Global more than offset lower results at Brink's, Incorporated, which had a very strong third quarter a year ago.

     Although operating profit in the quarter just ended was higher year over year, this was largely offset by a higher tax rate in 2005. As a result, income from continuing operations was only slightly higher in 2005 as compared to 2004. Income tax expense was lower in the third quarter of 2004 than in the third quarter of 2005 as a result of the recording of benefits from the resolution of tax contingencies in the 2004 period.

     Net income for the third quarter of 2005 was $65.8 million, or $1.15 per diluted share, compared to net income of $38.1 million, or $0.68 per diluted share, in the year-earlier period. Income from discontinued operations in the third quarter of 2005 was $27.3 million, $0.48 per diluted share, due to the favorable resolution of tax contingencies related to the former coal operations.

                     Third Quarter Business Unit Performance

Brink's, Incorporated ("Brink's")
---------------------------------

     Brink's revenue increased 12% to $551 million in the third quarter of 2005 from $493 million in the prior-year period. International revenue in the quarter increased 14% over the year-ago quarter (13% excluding the net benefit of currency translation). The revenue growth was driven by increases in Europe, reflecting acquisitions in Greece, Luxembourg, Scotland, Ireland and Eastern Europe, and higher volumes in France and Brink's Global Services. Revenues were also up in South America due largely to business growth and stable market conditions in Venezuela, and growth in Colombia, Argentina and Chile. North American revenue increased 7% over the third quarter of 2004, reflecting higher Canadian revenues and growth in the United States in Cash Logistics and Global Services.

     Brink's operating profit in the quarter ended September 30, 2005 was $41.3 million, down from the $44.7 million recorded in the very strong third quarter of 2004. Operating profit for the quarter in North America increased year over year to $16.8 million from $14.1 million as expense reduction more than offset higher pension costs. Internationally, performance in South America and Asia

Pacific for the third quarter of 2005 was ahead of last year. However, besides the comparison to an unusually strong third quarter of 2004, European results were impacted by lower volume and higher costs, primarily in Belgium and the Netherlands.


Brink's Home Security
---------------------

     Revenue at Brink's Home Security increased 15% to $100 million in the third quarter of 2005, as compared to the same period last year, due primarily to continued growth in the subscriber base. Operating profit in the third quarter was $21.3 million, up 5% from $20.2 million in the prior year's third quarter. An increase in operating profit from recurring services resulting from growth in the subscriber base was largely offset by higher costs related to new subscribers, particularly from new home construction.

     The annualized disconnect rate for the third quarter of 2005 grew to 7.7% from 7.1% in the year-ago quarter as a result of the effects of Hurricane
Katrina on the Gulf Coast. Despite this increase in disconnects there were no negative financial effects from the hurricane since the Company expects its insurance coverage will more than offset its losses. Brink's Home Security installed 43,800 new subscribers during the quarter, a 15% increase over the number of new subscribers added in the third quarter of 2004, and ended the quarter with approximately 998,000 subscribers generating monthly recurring revenue of $28.4 million (see Non-GAAP Reconciliations for a reconciliation of monthly recurring revenue to reported revenue).

BAX Global
----------

     Revenue at BAX Global increased 20% to $738 million in the third quarter of 2005 compared to the prior-year period. In the Americas region, revenue increased 11% over last year's third quarter. The increase reflected a 4% improvement in shipping volumes in the U.S., including continued growth in BAX Global's freight forwarder service and increased export activity, and higher fuel surcharges. Volumes for higher-priced expedited freight were down year over year as the effects of higher fuel costs on pricing led to greater demand for lower-priced deferred services. International revenue increased 27% (25% excluding the benefit of foreign currency translation) versus the prior-year period, reflecting continued strong Asia-Pacific activity.

     Operating profit at BAX Global improved to $22.2 million for the third quarter of 2005 compared to $14.6 million for the same period in 2004. The current quarter's improved performance versus last year's third quarter reflects higher volumes and improved margins in Asia-Pacific from logistics and freight forwarding activities.

                                     Summary

     "Results for the quarter were solid." said Michael T. Dan, Chairman, President and Chief Executive Officer of The Brink's Company. "BAX Global posted its best quarter in recent years as its operating margin reached 3.0% driven by growth in Asia-Pacific and improved performance in the Americas. Brink's Home Security continued to achieve strong growth in subscribers and revenue while operating profit improvement was restrained by costs to bring in new subscribers. Although margins were below the exceptionally strong quarter a year ago, Brink's achieved operating margins in the middle of the 7 to 8% target range," added Mr. Dan.



This release contains both historical and forward-looking information. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this document includes, but is not limited to, statements regarding expected insurance coverage. The forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies that could cause actual results to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond the control of The Brink's Company and its subsidiaries, include, but are not limited to, positions taken by insurers with respect to claims made, the timing and ultimate amount of claims and the financial condition of insurers against whom claims are made. The information included in this release is representative only as of the date of this release, and The Brink's Company undertakes no obligation to update any information contained in this release.

About The Brink's Company
The Brink's Company (NYSE: BCO) is a global leader in business and security services. The Company's three businesses are Brink's, Incorporated, the world's premier provider of secure transportation and cash management services; Brink's Home Security, one of the largest and most successful residential alarm companies in North America; and BAX Global, an industry leader in freight transportation and global supply chain management solutions. For more information, please visit The Brink's Company website at www.brinkscompany.com, or call toll free 877-275-7488.

Conference Call
The Company will host a conference call today, November 2, at 11:00 a.m. eastern time to discuss this press release. Interested parties can listen to the conference call by dialing 888-695-0609 within North America or 719-457-2660 from outside North America, or via live webcast at www.brinkscompany.com. Please dial in at least five minutes prior to the start of the call. Dial-in replay will be available through November 18, 2005, by calling 888-203-1112 within North America or 719-457-0820 outside North America. The conference ID for the replay is 6405430. A webcast replay will also be available at www.brinkscompany.com.

                               The Brink's Company
                                and Subsidiaries

                 Condensed Consolidated Statements of Operations
                     (In millions, except per share amounts)
                                   (Unaudited)




                                                                 Three Months Ended                 Nine Months Ended
                                                                    September 30,                     September 30,
                                                                2005             2004              2005            2004
--------------------------------------------------------------------------------------------------------------------------
Revenues                                                  $    1,389.3         1,195.0            3,928.8        3,421.0

Expenses:
Operating expenses                                             1,157.2           995.4            3,342.9        2,883.8
Selling, general and administrative expenses                     171.4           141.5              459.5          413.4
--------------------------------------------------------------------------------------------------------------------------
   Total expenses                                              1,328.6         1,136.9            3,802.4        3,297.2
Other operating income, net                                        5.5             0.6               11.0            6.4
--------------------------------------------------------------------------------------------------------------------------
   Operating profit                                               66.2            58.7              137.4          130.2

Interest expense                                                  (4.8)           (6.0)             (15.5)         (17.6)
Interest and other income, net                                     2.5             2.4                6.1            6.7
Minority interest                                                 (4.3)           (3.4)             (11.1)          (8.1)
--------------------------------------------------------------------------------------------------------------------------
   Income from continuing operations before income taxes          59.6            51.7              116.9          111.2
Income tax expense                                                21.1            14.0               50.6           43.7
--------------------------------------------------------------------------------------------------------------------------

   Income from continuing operations                              38.5            37.7               66.3           67.5

Income from discontinued operations, net of tax                   27.3             0.4               28.4           15.0
--------------------------------------------------------------------------------------------------------------------------
Net income                                                $       65.8            38.1               94.7           82.5
==========================================================================================================================


Basic net income per common share:
   Continuing operations                                  $       0.68            0.69               1.18           1.24
   Discontinued operations                                        0.49            -                  0.51           0.28
--------------------------------------------------------------------------------------------------------------------------
                                                          $       1.17            0.69               1.69           1.52
==========================================================================================================================
Diluted net income per common share:
   Continuing operations                                  $       0.67            0.68               1.17           1.23
   Discontinued operations                                        0.48            -                  0.50           0.27
--------------------------------------------------------------------------------------------------------------------------
                                                          $       1.15            0.68               1.67           1.50
==========================================================================================================================
Weighted-average common shares outstanding:
   Basic                                                          56.4            54.8               56.0           54.4
   Diluted                                                        57.1            55.5               56.7           55.0
--------------------------------------------------------------------------------------------------------------------------

                               THE BRINK'S COMPANY
                                and Subsidiaries

                               Segment Information
                                  (In millions)
                                   (Unaudited)


                               Three Months Ended             Nine Months Ended
                                  September 30,                 September 30,
                               2005         2004           2005            2004
--------------------------------------------------------------------------------
Revenues:
  Brink's                  $    550.9       492.7        1,596.8        1,416.0
  Brink's Home Security         100.4        87.6          289.1          255.5
  BAX Global                    738.0       614.7        2,042.9        1,749.5
--------------------------------------------------------------------------------
    Revenues               $  1,389.3     1,195.0        3,928.8        3,421.0
================================================================================

Operating profit:
  Brink's                  $     41.3        44.7           86.7          102.8
  Brink's Home Security          21.3        20.2           67.1           59.4
  BAX Global                     22.2        14.6           47.2           30.1
--------------------------------------------------------------------------------
    Business segments            84.8        79.5          201.0          192.3
  Former coal operations         (8.8)      (10.9)         (32.9)         (33.5)
  Corporate                      (9.8)       (9.9)         (30.7)         (28.6)
--------------------------------------------------------------------------------
    Operating profit       $     66.2        58.7          137.4          130.2
================================================================================

                               The Brink's Company
                                and Subsidiaries

                       Supplemental Financial Information
                         (In millions, except as noted)
                                   (Unaudited)





                                                     Three Months Ended                 Nine Months Ended
                                                        September 30,                     September 30,
                                                   2005             2004              2005            2004
------------------------------------------------------------------------------------------------------------
   Brink's:
     Revenues:
       North America                            $   197.9            184.3             576.1          545.3
       International                                353.0            308.4           1,020.7          870.7
------------------------------------------------------------------------------------------------------------
     Revenues                                   $   550.9            492.7           1,596.8        1,416.0
============================================================================================================
     Operating profit:
       North America                            $    16.8             14.1              38.9           40.0
       International                                 24.5             30.6              47.8           62.8
------------------------------------------------------------------------------------------------------------
     Operating profit                           $    41.3             44.7              86.7          102.8
============================================================================================================

   Brink's Home Security:
     Revenues                                   $   100.4             87.6             289.1          255.5
============================================================================================================
     Operating profit:
       Recurring services                       $    42.3             37.2             127.5          108.0
       Investment in new subscribers                (21.0)           (17.0)            (60.4)         (48.6)
------------------------------------------------------------------------------------------------------------
     Operating profit                           $    21.3             20.2              67.1           59.4
------------------------------------------------------------------------------------------------------------

     Monthly recurring revenues (a)                                               $     28.4           25.2
     Annualized disconnect rate                       7.7%             7.1%              6.8%           6.9%

     Number of subscribers (in thousands):
       Beginning of period                          973.0            874.1             921.4          833.5
       Installations                                 43.8             38.1             125.4          107.8
       Disconnects                                  (19.0)           (15.7)            (49.0)         (44.8)
------------------------------------------------------------------------------------------------------------
     End of period                                  997.8            896.5             997.8          896.5
     Average number of subscribers                  986.0            885.4             960.0          864.5
============================================================================================================
(a) See "Non-GAAP Reconciliations" below.

   BAX Global:
     Revenues:
       Americas                                 $   331.7            297.6             937.3          841.6
       International                                431.2            339.1           1,182.2          969.5
       Eliminations                                 (24.9)           (22.0)            (76.6)         (61.6)
------------------------------------------------------------------------------------------------------------
     Revenues                                   $   738.0            614.7           2,042.9        1,749.5
============================================================================================================
     Operating profit (loss):
       Americas                                 $    10.3              8.1              10.6           12.3
       International                                 17.6             10.7              50.5           30.6
       Corporate and other                           (5.7)            (4.2)            (13.9)         (12.8)
------------------------------------------------------------------------------------------------------------
     Operating profit                           $    22.2             14.6              47.2           30.1
============================================================================================================

   Intra-America revenue                        $   156.5            145.8             432.1          404.6
   Worldwide expedited freight services:
     Revenues                                   $   570.8            467.3           1,553.8        1,320.1
     Weight in pounds                               501.1            466.9           1,401.5        1,328.8
============================================================================================================

                               The Brink's Company
                                and Subsidiaries

                 Supplemental Financial Information (continued)
                                  (In millions)
                                   (Unaudited)



        COSTS OF FORMER COAL OPERATIONS INCLUDED IN CONTINUING OPERATIONS




                                                                             Three Months Ended                 Nine Months Ended
                                                                                September 30,                     September 30,
                                                                           2005             2004              2005            2004
------------------------------------------------------------------------------------------------------------------------------------
Company-sponsored postretirement benefits other
   than pensions                                                     $        8.6             9.3               26.6           27.9
Black lung                                                                    0.9             1.0                3.1            3.7
Pension                                                                       1.2             0.3                3.4            1.4
Administrative, legal and other coal expenses, net                            1.5             2.1                5.2            6.8
Gains on sale of property and equipment and other income (a)                 (3.4)           (1.8)              (5.4)          (6.3)
------------------------------------------------------------------------------------------------------------------------------------
                                                                    $         8.8            10.9               32.9           33.5
====================================================================================================================================


(a) The Company recognized gains of $2.8 million in the third quarter of 2005 related to the 2003 sale of its West Virginia coal operations.



                       INCOME FROM DISCONTINUED OPERATIONS



                                                                             Three Months Ended                 Nine Months Ended
                                                                                September 30,                     September 30,
                                                                           2005             2004              2005            2004
------------------------------------------------------------------------------------------------------------------------------------
Gain (loss) on sales of:
   Timber                                                       $           -                 -                -              20.7
   Gold                                                                     -                 -                -              (0.9)

Loss from operations:
   Timber                                                                   -                 -                -              (0.5)
   Gold                                                                     -                 -                -              (1.2)

Adjustments to contingent liabilities of former
   operations:
   Withdrawal liability                                                     -                  -               6.1             8.1
   Other                                                                   (0.2)              0.7             (4.6)           (2.9)
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from discontinued operations
   before income taxes                                                     (0.2)              0.7              1.5            23.3
Income tax benefit (expense) (a)                                           27.5              (0.3)            26.9            (8.3)
------------------------------------------------------------------------------------------------------------------------------------
Income from discontinued operations                             $          27.3               0.4             28.4            15.0
====================================================================================================================================


a)  During  the  third  quarter  of  2005,   the  Company  finalized discussions
    with the  Internal  Revenue  Service  over  certain tax credit carryforwards related to the former natural resources businesses. The Company recognized a $27.4 million tax benefit in the third quarter of 2005 in discontinued operations as a result of resolving these discussions. The benefit does not result in current cash receipts but has increased the Company's tax credit carryforwards available to reduce future U.S. income tax payments.

                               The Brink's Company
                                and Subsidiaries

                 Supplemental Financial Information (continued)
                                  (In millions)
                                   (Unaudited)



                         SELECTED CASH FLOW INFORMATION





                                                                    Three Months Ended                Nine Months Ended
                                                                       September 30,                     September 30,
                                                                  2005             2004              2005            2004
---------------------------------------------------------------------------------------------------------------------------
   Depreciation and amortization:
     Brink's                                               $       23.0             19.4              67.1            57.9
     Brink's Home Security                                         14.7             12.9              42.9            38.0
     BAX Global                                                     9.6             10.4              29.3            31.7
     Corporate                                                      0.2              0.1               0.4             0.5
---------------------------------------------------------------------------------------------------------------------------
       Depreciation and amortization                       $       47.5             42.8             139.7           128.1
===========================================================================================================================

   Capital expenditures:
     Brink's                                               $       23.9             17.5              73.3            49.8
     Brink's Home Security (a)                                     38.7             30.7             119.7            86.8
     BAX Global (b)                                                10.5              5.8              43.3            16.5
     Corporate                                                      0.3              0.4               0.5             0.8
---------------------------------------------------------------------------------------------------------------------------
       Capital expenditures                                $       73.4             54.4             236.8           153.9
===========================================================================================================================
(a)  Capital  expenditures  at BHS in  the  first  quarter of 2005 include $10.2
     million  for  the   purchase   of  BHS's  headquarters.  The  facility  was
     previously leased.

(b) Capital expenditures at BAX Global include the purchase of three aircraft in the first half of 2005.


   Other Brink's Home Security cash flow information:
     Impairment charges from subscriber disconnects        $       13.3             10.5              32.9           29.4
     Amortization of deferred revenue                              (8.0)            (6.8)            (21.7)         (19.5)
     Deferral of subscriber acquisition costs
       (current year payments)                                     (5.9)            (5.0)            (16.9)         (14.4)
     Deferral of revenue from new subscribers
       (current year receipts)                                     10.4              9.1              30.2           25.9
===========================================================================================================================

                               The Brink's Company
                                and Subsidiaries

                 Supplemental Financial Information (continued)
                                  (In millions)
                                   (Unaudited)



                            NON-GAAP RECONCILIATIONS

Monthly Recurring Revenues

A reconciliation of monthly recurring revenues to reported Brink's Home Security revenues follows:


                                                           Nine Months Ended
                                                             September 30,
                                                     2005                2004
--------------------------------------------------------------------------------
September:
   Monthly recurring revenues ("MRR") (a)      $      28.4               25.2
   Amounts excluded from MRR:
     Amortization of deferred revenue                  2.9                2.2
     Other revenues (b)                                2.5                1.9
--------------------------------------------------------------------------------
   Revenues on a GAAP basis                           33.8               29.3
================================================================================

Revenues (GAAP basis):
   September                                          33.8               29.3
   January - August                                  255.3              226.2
--------------------------------------------------------------------------------
   January - September                         $     289.1              255.5
================================================================================

(a) MRR is calculated based on the number of subscribers at period end multiplied by the average fee per subscriber received in the last month of the period for contracted monitoring and maintenance services.
(b)  Revenues that are not pursuant to monthly contractual billings.


The Company believes the presentation of MRR is useful to investors because the measure is widely used in the industry to assess the amount of recurring revenues from subscriber fees that a monitored security service business produces. This supplemental non-GAAP information should be viewed in addition to, not in lieu of, the Company's consolidated statement of operations.

Net Debt and Net Financings
                                               September 30,        December 31,
                                                    2005                2004
--------------------------------------------------------------------------------
Short-term debt and current maturities
   of long-term debt                          $      86.5                62.6
Long-term debt                                      184.0               181.6
--------------------------------------------------------------------------------
     Debt                                           270.5               244.2
Less cash and cash equivalents                     (185.1)             (169.0)
--------------------------------------------------------------------------------
     Net Debt                                        85.4                75.2
Securitization facility                              64.0                25.0
--------------------------------------------------------------------------------
     Net Financings                           $     149.4               100.2
================================================================================


The Company believes that Net Debt and Net Financings are useful measures of the Company's financial leverage. This supplemental non-GAAP information should be viewed in addition to, not in lieu of, the Company's consolidated balance sheets.

                               The Brink's Company
                                and Subsidiaries



Organic Revenue Growth

The following table provides supplemental information related to 2005 Organic Revenue Growth which is not required by GAAP. The Company defines Organic Revenue Growth as the change in revenue from the prior year due to factors such as changes in prices for products and services (including the effect of fuel surcharges), changes in business volumes and changes in product mix. Estimates of changes due to fluctuations in foreign currency translation rates and the effects of new acquisitions are excluded from Organic Revenue Growth.


                                                Three Months         % change          Nine Months        % change
                                             Ended September 30,     from 2004     Ended September 30,    from 2004
-------------------------------------------------------------------------------------------------------------------
2004 revenues as reported:
   Brink's                                  $       492.7               N/A              1,416.0             N/A
   BHS                                               87.6               N/A                255.5             N/A
   BAX Global                                       614.7               N/A              1,749.5             N/A
-------------------------------------------------------------------------------------------------------------------
                                            $     1,195.0               N/A              3,421.0             N/A
===================================================================================================================

Effects on 2005 revenue of acquisitions
  and dispositions, net:
   Brink's                                  $        28.8                 6                 72.5               5
   BHS                                                -                   -                  -                 -
   BAX Global                                         -                   -                  -                 -
-------------------------------------------------------------------------------------------------------------------
                                            $        28.8                 2                 72.5               2
===================================================================================================================

Effects on 2005 revenue of changes in
  currency translation rates:
   Brink's                                  $         6.1                 1                 35.5               3
   BHS                                                0.1                 -                  0.3               -
   BAX Global                                         8.5                 1                 33.5               2
-------------------------------------------------------------------------------------------------------------------
                                            $        14.7                 1                 69.3               2
===================================================================================================================

2005 Organic Revenue Growth:
   Brink's                                  $        23.3                 5                 72.8               5
   BHS                                               12.7                14                 33.3              13
   BAX Global                                       114.8                19                259.9              15
-------------------------------------------------------------------------------------------------------------------
                                            $       150.8                13                366.0              11
===================================================================================================================

2005 revenues as reported:
   Brink's                                  $       550.9                12              1,596.8              13
   BHS                                              100.4                15                289.1              13
   BAX Global                                       738.0                20              2,042.9              17
-------------------------------------------------------------------------------------------------------------------
                                            $     1,389.3                16              3,928.8              15
===================================================================================================================


The supplemental 2005 Organic Revenue Growth information presented above is non-GAAP financial information that management believes is an important measure to evaluate results of existing operations without the effects of acquisitions, dispositions and currency exchange rates. This supplemental non-GAAP information does not affect net income or any other reported amounts. This supplemental non-GAAP information should be viewed in addition to, not in lieu of, the Company's consolidated statement of operations.

                               The Brink's Company
                                and Subsidiaries




Value-added taxes and customs duties


During 2004, the Company determined that one of its non-U.S. Brink's, Incorporated business units had not paid foreign customs duties and value-added taxes with respect to the importation of certain goods and services. The Company has been advised that there could be civil and criminal penalties asserted for the non-payment of these customs duties and value-added taxes. To date no penalties have been asserted. The business unit has commenced discussions with the appropriate governmental authorities in the affected jurisdiction regarding this matter, provided an accounting of unpaid value-added taxes and customs duties, and made payments covering its calculated unpaid value-added taxes.

As a result of its investigation, the Company recorded charges in 2004 of $1.3 million to operating profit and $0.8 million to interest expense in the second quarter of 2004. In the third quarter of 2004 the Company recorded $0.2 million reduction in the amount charged to operating expense and $0.1 million reduction in the amount charged to interest expense as a result of updated information. The summary impact on earnings is provided below.



                                                   Three Months                   Nine Months
                                                Ended September 30,           Ended September 30,
                                                       2004                          2004
-------------------------------------------------------------------------------------------------
Penalties on unpaid value-added taxes         $         -                             0.4
Duties                                                 (0.2)                          0.7
-------------------------------------------------------------------------------------------------
Amount charged to operating expenses                   (0.2)                          1.1
Interest expense on unpaid value-added taxes
   and customs duties                                  (0.1)                          0.7
-------------------------------------------------------------------------------------------------
                                              $        (0.3)                          1.8
=================================================================================================


The Company evaluates many factors to determine whether it should recognize or disclose a loss contingency, including the probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. The Company believes that the range of probable penalties related to unpaid value-added taxes is between $0.4 million and $3 million and that no amount within that range is a better estimate than any other amount within the range. Accordingly, the Company has accrued $0.4 million for these penalties.

The Company has concluded that a loss related to penalties on unpaid customs duties is not probable. The Company believes that the range of reasonably possible losses related to customs duties penalties is between $0 and approximately $35 million. The Company believes that the assertion of these penalties would be excessive and would vigorously defend against any such assertion.

The Company intends to diligently pursue the timely resolution of this matter and, accordingly, the Company's estimate of the potential losses could change materially in future periods. The assertion of potential penalties may be material to the Company's financial position and results of operations. These penalties could be asserted at any time. Although the Company has accrued interest on the unpaid value-added taxes and customs duties, the Company does not expect to be assessed interest charges in connection with any penalties that may be asserted.


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